UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VAALCO ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0274813
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 309 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which a) Each Class is to be Registered
Common Stock, $0.10 par value per share	New York Stock Exchange

Securities to be registered under Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of the Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, $0.10 par value per share (“Common Stock”), set forth in the Registrant’s Registration Statement on Form 10 (Registration No. 0-20928), as originally filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 3, 1992, as amended by a Form 8 filed by the Registrant with the SEC on January 7, 1993 and a Form 8 filed by the Registrant with the SEC on January 25, 1993, is incorporated herein by reference.

The Registrant’s Common Stock currently trades on the American Stock Exchange under the symbol “EGY”. The Registrant has applied to have its Common Stock listed on the New York Stock Exchange.

Item 2. Exhibits.

The following documents are filed as exhibits hereto:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.3	Bylaws of the Registrant (incorporated by reference from Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.4	Amendment to Bylaws of the Registrant (incorporated by reference from Exhibit 4.4 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.5	Specimen Stock Certificate of the Registrant’s Common Stock (incorporated by reference from Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-67858, dated August 17, 2001)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 2, 2006	VAALCO ENERGY, INC.

	By:	/s/ W. Russell Scheirman, II
W. Russell Scheirman, II President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.3	Bylaws of the Registrant (incorporated by reference from Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.4	Amendment to Bylaws of the Registrant (incorporated by reference from Exhibit 4.4 of the Registrant’s Registration Statement on Form S-3, Reg. No. 333-59095 dated July 15, 1998)

4.5	Specimen Stock Certificate of the Registrant’s Common Stock (Incorporated by reference from Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-67858, dated August 17, 2001)

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